SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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CHINACAST EDUCATION CORPORATION
(Name of Registrant as Specified in Its Charter)

_________________________________________________________
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ChinaCast Education Corporation Refutes Latest Sherwood/Fir Tree Statements, Exposes Their Concerted Efforts to Control the Company, and Urges Shareholders
to Vote Today to Support Board Nominees at Annual Meeting

New York, New York; January 9, 2012 - - ChinaCast Education Corporation (Nasdaq: CAST) today responded to statements made by Ned Sherwood, followed shortly and predictably by Fir Tree, in press releases regarding Ned Sherwood’s status as the Fir Tree designee to the Chinacast Board of Directors.  In his press release, Ned Sherwood stated that he is not the designee of Fir Tree.  Shortly thereafter, Fir Tree issued its own release saying the same thing.  It is hard to avoid seeing what is clearly going on.

The Company disagrees with the Sherwood/ Fir Tree position and has made clear to Fir Tree that despite the Nominating Committee’s belief that Mr. Sherwood is unsuitable, management will let the shareholders speak for the Company.  If the shareholders vote for Mr. Sherwood, then the Company has found him to be suitable.  The coordinated efforts of the Sherwood/Fir Tree team, however, highlight a much more important, and time-sensitive, issue.

Over the last few months, as information regarding Mr. Sherwood began to emerge,  Fir Tree has continued to support Mr. Sherwood as its designee.  Fir Tree disputed the right of our Board to evaluate his suitability.  It declined even to entertain making an alternative designation and even advised the Company that it would not engage in negotiations  with respect to its designee to the Board unless Mr. Sherwood was a party to such negotiations.  The brief negotiations that did occur were conducted through Mr. Sherwood’s attorneys, but involved the interests of both Mr. Sherwood and Fir Tree.

Now the true scheme becomes apparent.  Now the Sherwood/Fir Tree position, announced for the first time in virtually simultaneous public statements, is that Mr. Sherwood is NOT the Fir Tree designee and that Fir Tree has the contractual right to designate someone else.  So, as they say, do the math:  the Sherwood/Fir Tree slate consists of FOUR DIRECTORS – the Sherwood Slate and the Fir Tree Designee to be named later.  On a seven person Board, four is a majority and takes control.

The Company urges all shareholders to see today’s vote for what it is—a vote with respect to a potential change of control of your Board.  Don’t forget that on December 13, Mr. Sherwood initially proposed a slate of 6 directors. He reduced the size of his proposed slate to 3 directors on December 15.  In the event that all three of Mr. Sherwood’s nominees are elected to the Board, he will be able to deadlock the Board by a 3-3 margin.  If, as the Sherwood/Fir Tree team insists, Fir Tree is able to designate an additional member of the Board, the Sherwood/Fir Tree team would control the Board by a 4-3 margin.  This, of course, is the exact opposite of what Mr. Sherwood has previously assured the public – that “obviously” the charges that he is trying to effectuate a change in control are untrue.  And, of course, Mr. Sherwood said nothing about this in any of his SEC filings.

The Company urges all shareholders to vote for all Board nominees at its adjourned annual meeting to be held on January 10, 2012 at 9:00 a.m. Beijing Standard Time (local time), which is equivalent to 8:00 p.m. EST on Monday, January 9, 2012:

VOTE YOUR BLUE PROXY CARD
TO SUPPORT YOUR BOARD

TIME IS SHORT AND YOUR VOTE IS EXTREMELY IMPORTANT- PLEASE VOTE BY TELEPHONE OR INTERNET TODAY.

DO NOT RETURN ANY PROXY CARD SENT BY NED SHERWOOD

.  Even if you have already voted Mr. Sherwood’s green voting form, you can still change your vote to support your Board using the BLUE proxy card.

If you have any questions or require assistance please contact our proxy solicitors, MacKenzie Partners at 1-800-322-2885, or Advantage Proxy, toll-free at 1-877-870-8565.

Important Additional Information and Where to Find it

This press release attached hereto may be deemed to be solicitation material in respect of the proposals to be voted upon at the Annual Meeting of Stockholders (“Annual Meeting”) on December 21, 2011 at 9:00 a.m. Beijing Standard Time (which is equivalent to December 20, 2011 at 8:00 p.m. U.S. Eastern Standard Time) described in the Company’s definitive proxy statement on Schedule 14A, filed by the Company on November 15, 2011, as supplemented by supplements thereto filed by the Company dated December 8, 2011, December 16, 2011 and December 27, 2011.  The Company has filed with, or furnished to the Securities and Exchange Commission (the “SEC”), all relevant materials, including a definitive proxy statement on Schedule 14A, and has mailed the definitive proxy statement on Schedule 14A to its shareholders.  INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC, AS THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE ANNUAL MEETING AND THE PERSONS SOLICITING PROXIES IN CONNECTION WITH THE PROPOSALS TO BE VOTED UPON AT THE ANNUAL MEETING.  This press release is not a substitute for any proxy statement or other filings that may be made with the SEC.  Shareholders are able to obtain copies of the Company’s definitive proxy statement and the supplemental filings thereto by contacting Advantage Proxy by calling +1- (877) 870-8565 (toll-free).  In addition to receiving the Company’s definitive proxy statement and the supplements thereto by mail, shareholders also are able to obtain these documents, as well as other filings containing information about the Company and proposals to be voted upon at the Annual Meeting and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.  In addition, these documents can be obtained, without charge, by contacting the Company at the following address and/or phone number: Suite 08, 20F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong.

Certain of the Company’s officers and employees may be deemed participants in the solicitation of proxies in respect of the proposals.  Information about the Company’s executive officers and directors can be found in its Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on March 16, 2011.  Additional information regarding the interests of such potential participants is included in the definitive proxy statement.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading post-secondary education and e-learning services provider in China. The Company provides post-secondary degree and diploma programs through its three fully accredited universities: The Foreign Trade and Business College of Chongqing Normal University located in Chongqing; Lijiang College of Guangxi Normal University located in Guilin; and Hubei Industrial University Business College located in Wuhan. These universities offer four year and three year, career-oriented bachelor's degree and diploma programs in business, finance, economics, law, IT, engineering, hospitality and tourism management, advertising, language studies, art and music.

The Company also provides e-learning services to post-secondary institutions, K-12 schools, government agencies and corporate enterprises via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery and vocational training courses. The Company is listed on the NASDAQ Global Select Market with the ticker symbol CAST.

Safe Harbor Statement

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "estimate," "expect," "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

CONTACT:
ChinaCast Education Corporation
Michael J. Santos, President-International
+1-347-788-0030
mjsantos@chinacasteducation.com

Paul R. Schulman or Bob Marese
MacKenzie Partners, Inc.
Direct:  +212 929-5500